SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2003
FILE NUMBER 811-6463
SERIES NO.: 1


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   73,388
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   25,189
              Class C                    7,952
              Class R                       57
              Institutional Shares           5


74V.     1.   Net asset value per share (to nearest cent)
              Class A                   $15.23
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                   $14.32
              Class C                   $14.33
              Class R                   $15.14
              Institutional Shares      $15.37